Exhibit 99.2

XPO Logistics Announces Proposed $2.0 Billion U.S. Dollar Equivalent Senior Notes Offering

GREENWICH, Conn. – June 1, 2015 – XPO Logistics, Inc. (“XPO” or the “company”) (NYSE: XPO) today announced that it intends to issue $2.0 billion U.S. dollar equivalent of senior notes (the “Notes”). The Notes are expected to be issued in up to four tranches that may include U.S. dollar-denominated senior notes due in 2022, euro-denominated fixed rate senior notes due 2021, euro-denominated floating rate senior notes due in 2020, and pounds sterling-denominated senior notes due in 2020. XPO intends to use the net proceeds from the offering, together with cash on hand and the proceeds from its separately announced private placement of $1.26 billion of equity securities, to finance the purchase of Norbert Dentressangle SA and Bridge Terminal Transport Services, Inc., to repay certain existing indebtedness of Norbert Dentressangle SA and its subsidiaries, for other unspecified acquisitions, to pay related fees and expenses, and/or for working capital and other general corporate purposes.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is one of the largest and fastest-growing providers of transportation and logistics services in North America. The company is the second largest freight brokerage firm, the third largest provider of intermodal services, the largest provider of last mile logistics for heavy goods, the largest manager of expedite shipments, and a leading provider of highly engineered, technology-enabled contract logistics, with growing positions in managed transportation, global forwarding and less-than-truckload brokerage. XPO facilitates more than 42,000 deliveries a day through its service portfolio.

XPO has 229 locations and over 10,500 employees. Its two business units – transportation and logistics – utilize relationships with ground, rail, sea and air carriers and other suppliers to serve over 16,000 customers in the manufacturing, retail, e-commerce, industrial, technology, aerospace, commercial, life sciences and governmental sectors. The company has more than 6,200 trucks under contract to its drayage, expedite and last mile subsidiaries, and has access to additional capacity through its relationships with over 32,000 other carriers. For more information: www.xpo.com

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the Norbert Dentressangle SA (“ND”) acquisition, including the expected impact on XPO’s results of operations; XPO’s ability to successfully complete the contemplated tender offer and the squeeze out of ND’s publicly held shares; the ability to successfully integrate and realize anticipated synergies and cost savings with respect to ND and other acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including retention of ND’s management teams; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s and ND’s networks of third-party transportation providers; the ability to retain XPO’s, ND’s and other acquired companies’ largest customers; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Contacts:

XPO Logistics Investor Relations

Tavio Headley, +1-203-930-1602

tavio.headley@xpo.com

XPO Logistics Media Relations

Brunswick Group

Gemma Hart, +1-212-333-3810

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